Exhibit 99.1

FOR IMMEDIATE RELEASE

Evolution Metals & Technologies Selects INERGX to Power Planned 5 GW U.S. Facility, With Capacity Equivalent to Approximately 4 Million American Homes

Planned at the output of five nuclear reactors, with a China-free battery supply chain designed to feed EM&T’s own critical materials recovery

MIAMI, FL, October 6, 2026 – Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (NASDAQ: EMAT) is moving to generate and control its own power at industrial scale. The Company today announced a Strategic Partnership Letter of Intent (“LOI”) with UK-based INERGX Energy Optimisation Ltd. (“INERGX”) to engineer, supply, integrate and service the energy storage and power optimization systems for EM&T’s planned critical materials and battery black mass recovery facility in the United States (the “Facility”) — a site planned at approximately 1 GW of on-site capacity within two years and up to approximately 5 GW at full build-out, powered by on-site LNG generation.

To put that in perspective: a typical U.S. nuclear reactor produces about 1 GW, according to the U.S. Department of Energy. EM&T’s First Phase alone is planned at the output of a full nuclear reactor. At full build-out, the Facility is planned at the equivalent of five. Run at full output, that capacity is equivalent to the annual electricity use of approximately 4 million American homes — and the First Phase alone to approximately 800,000 — based on U.S. Energy Information Administration data on average annual residential use.

By the Numbers

●	~1 GW — on-site capacity planned for the Facility’s First Phase, within two years

●	Up to ~5 GW — planned at full build-out — the equivalent of five typical U.S. nuclear reactors (U.S. Department of Energy)

●	~4 million — American homes’ worth of annual electricity at the Facility’s full planned output, based on average U.S. residential use (U.S. Energy Information Administration)

●	~85% — share of global battery cell manufacturing capacity located in China in 2024 (International Energy Agency) — the dependency EM&T’s non-China supply mandate is built to avoid

●	10 years — anticipated initial term of INERGX’s long-term service agreement

●	8 weeks — to deliver the First Block Study after receipt of EM&T’s site inputs, with definitive agreements for the first block targeted within 12 weeks of acceptance

●	$400M–$460M — EM&T’s previously announced fiscal 2027 revenue guidance, driven by the expansion of its Pohang, Republic of Korea magnet capacity to approximately 10,000 metric tons

Why It Matters

●	Power on EM&T’s terms. With on-site generation paired with engineered storage, the Facility is designed to run on power EM&T controls — built for the power quality and ride-through performance that continuous critical materials processing demands.

●	China out of the battery stack. China hosted about 85% of global battery cell manufacturing capacity in 2024, according to the International Energy Agency. Under the LOI, INERGX intends to source cells, packs and battery management systems through qualified European or other approved non-China partners, with full country-of-origin documentation and no change in source without EM&T’s written approval.

●	A closed battery loop. The parties will evaluate routing end-of-life packs — from EM&T’s own systems and, where agreed, from INERGX’s wider installed base — back to EM&T for critical materials recovery, and INERGX will consider cells made with EM&T-recovered materials. EM&T’s power infrastructure is designed to become a future source of its own feedstock.

First Block Study: Engineering the Foundation

INERGX will carry out a design study for the first generation and storage block of the Facility (the “First Block Study”). The study will model on-site generation together with energy storage against EM&T’s site load profile and generation specification, and will define the recommended storage capacity, power rating, configuration, power quality and ride-through performance, interface with the generation and process load, and indicative capital and operating costs — together with a scalable design for the full First Phase. The design will be validated through INERGX’s testing and certification partner in Italy, which is accredited to European and U.S. standards.

The LOI sets an accelerated timetable: EM&T will provide its site inputs within two weeks of signing, INERGX will deliver the First Block Study within eight weeks of receipt, and the parties intend to work toward definitive agreements for the first block within twelve weeks of the study’s delivery and acceptance, so that the first block can be ordered in step with EM&T’s generation and site program.

Partnership Scope

●	Full-scope delivery partner: design, supply, project management, integration and commissioning for the first block, with the parties intending to extend the partnership through the balance of the First Phase and the Facility’s expansion to full capacity.

●	Ten-year service horizon: remote monitoring, maintenance, repair, service and end-of-life repowering of installed systems under a long-term service agreement with an anticipated initial term of ten years.

●	EM&T owns its data: all Facility-specific operating, process and performance data remains EM&T’s property, with continuous access and export rights.

●	Flexible commercial models: EM&T will select between outright ownership with a service agreement or an energy-services structure under which a financing vehicle arranged by INERGX owns the systems and EM&T pays for capacity and services.

●	Preferred partner for future facilities: upon successful completion of the First Block Study, INERGX is positioned as EM&T’s preferred energy storage and power optimization partner for further EM&T-developed facilities.

“Every serious industrial build in America is now a power story — and EM&T intends to own its own,” said David Wilcox, Executive Chairman of Evolution Metals & Technologies. “We are planning a facility that will draw as much power as five nuclear reactors — the equivalent of approximately 4 million American homes — and we are making sure every battery in that system comes from outside China and can ultimately come back to us as feedstock. That is not an energy contract. That is EM&T building a closed-loop, American-controlled critical materials platform from the power plant up.”

“EM&T is building at a scale where power quality is not a utility line item — it is the process,” said Dominic White, Director of INERGX Energy Optimisation Ltd. “Our team and our accredited engineering and testing partners are ready to move quickly on the First Block Study and to deliver a design that scales cleanly from the first block to full build-out.”

The LOI sets out the principal terms on which EM&T and INERGX intend to negotiate a statement of work for the First Block Study and definitive agreements for the partnership.

The partnership comes as EM&T executes on its previously announced fiscal 2027 revenue guidance of $400 million to $460 million, which reflects the expected first full-year contribution from the expansion of its rare earth magnet production capacity in Pohang, Republic of Korea, to approximately 10,000 metric tons annually, including approximately 6,000 metric tons of high-performance sintered NdFeB magnets, as the January 1, 2027 DFARS mine-to-magnet restriction takes effect. The Facility and the INERGX partnership extend EM&T’s platform into U.S.-based critical materials and battery black mass recovery.

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit investors.evolution-metals.com and follow the Company on LinkedIn

About INERGX Energy Optimisation Ltd.

INERGX Energy Optimisation Ltd. is an energy storage and power optimization company incorporated in England and Wales. INERGX, with its partners, designs, manages, supplies, integrates and services energy storage and power optimization systems for mission-critical power users, working with accredited testing, certification and engineering partners in Europe.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Letter of Intent with UK-based INERGX Energy Optimisation Ltd. to engineer, supply, integrate and service the energy storage and power optimization systems for EM&T’s planned critical materials and battery black mass recovery facility in the United States, the Company’s planned U.S. buildout, and EM&T’s strategy, business plans, and growth opportunities. These forward-looking statements, together with terms such as anticipate, expect, intend, may, will, should, believe, plan, and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Such risks include, among others, delays in facility readiness, equipment installation, or commissioning; the availability of feedstock, working capital, and customer qualifications; the Company’s ability to execute its planned U.S. expansion; and the other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

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